Exhibit 10.7
France
THE SCOTTS MIRACLE-GRO COMPANY
AMENDED AND RESTATED
2006 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT FOR EMPLOYEES
(with related dividend equivalents)
RESTRICTED STOCK UNITS GRANTED TO
[Grantee’s Name] ON [Grant Date]
The Scotts Miracle-Gro Company (the “Company”) believes that its business interests are best served by ensuring that you have an opportunity to share in the Company’s business success. To this end, the Company adopted The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (the “Plan”) through which key employees, like you, may acquire (or share in the appreciation of) common shares, without par value, of the Company (“Shares”). Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.
This Award Agreement describes the type of Award that you have been granted and the terms and conditions of your Award. To ensure you fully understand these terms and conditions, you should:
•	Read the Plan, this Award Agreement and the Plan Prospectus, as supplemented, carefully; and
•	Contact [Title] at [Telephone Number] if you have any questions about your Award. Or, you may send a written inquiry to the address shown below:
The Scotts Miracle-Gro Company
Attention: [Title]
14111 Scottslawn Road
Marysville, Ohio 43041
Also, no later than [Date 30 Days After Grant Date], you must return a signed copy of this Award Agreement to:
[Third Party Administrator]
Attention: [TPA Contact’s Name]
[TPA Contact’s Address]
[TPA Telephone Number]

1. DESCRIPTION OF YOUR RESTRICTED STOCK UNITS
You have been granted [Number] Restricted Stock Units (“RSUs”) and an equal number of related dividend equivalent rights, subject to the terms and conditions of the Plan and this Award Agreement. The “Grant Date” of your Award is [Grant Date]. Each whole RSU represents the right to receive one full Share at the time and in the manner described in this Award Agreement. Subject to Section 3(h) of this Award Agreement, each dividend equivalent represents the right to receive an amount equal to the dividends that are declared and paid during the period beginning on the Grant Date and ending on the Settlement Date (as described in Section 2(b) of this Award Agreement) with respect to the Share represented by the related RSU.
2. VESTING AND SETTLEMENT
     (a) Vesting. Subject to Sections 3(a) and 3(b) of this Award Agreement, your RSUs will become 100% vested on [Third Anniversary of Grant Date] (“Vesting Date”).
     (b) Settlement. Subject to the terms of the Plan and this Award Agreement, your vested RSUs shall be settled in a lump sum as soon as administratively practicable, but no later than 90 days, following the earliest to occur of: (i) your death; (ii) the date you become Disabled (as defined in Section 2(c) of this Award Agreement); or (iii) [Vesting Date] (the “Settlement Date”). Your whole RSUs shall be settled in full Shares, and any fractional RSU shall be settled in cash, determined based upon the Fair Market Value of a Share on the Settlement Date.
     (c) Definitions. For purposes of this Award Agreement, (i) “Disabled” means (A) any physical or mental condition that would qualify you for a disability benefit under any long-term disability plan maintained by the Company that is applicable to you, (B) if there is no such plan, such condition provided in any applicable governmental statute or regulation that constitutes “Disabled,” or (C) if there is no such applicable statute or regulation, such other condition as may be determined by the Company in its sole discretion to constitute “Disabled”; and (ii) “Terminate” (or any form thereof) means the date of notification of the cessation of the employee-employer relationship between you and the Company and all Affiliates and Subsidiaries for any reason.
3. GENERAL TERMS AND CONDITIONS
     (a) YOU MAY FORFEIT YOUR RSUs IF YOU TERMINATE. Except as otherwise provided in Section 3(b) of this Award Agreement:
     (i) if, prior to the Vesting Date, you (A) Terminate after reaching either (I) age 55 and completing at least 10 years of employment with the Company, its Affiliates and/or its Subsidiaries or (II) age 62 regardless of your years of service, (B) die, or (C) become Disabled, your RSUs will become 100% vested as of the date of such event and will be settled in accordance with Section 2(b) of this Award Agreement; and
     (ii) if, prior to the Vesting Date, you Terminate for any reason not described in Section 3(a)(i) of this Award Agreement, your RSUs will be forfeited immediately.

     (b) CHANGE IN CONTROL. Normally, your RSUs will vest and be settled only under the circumstances described in Sections 2 and 3(a)(i) of this Award Agreement. However, if there is a Change in Control, your RSUs will vest and be settled as described in the Plan. You should read the Plan carefully to ensure that you understand how this may happen.
     (c) NO RIGHT TO EMPLOYMENT. Your RSU award is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. This Award and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Award Agreement will give you any right to continue employment with the Company or any Subsidiary or Affiliate, as the case may be, or interfere in any way with the right of the Company or a Subsidiary or an Affiliate to terminate your employment.
     (d) DATA PRIVACY. Information about you and your participation in the Plan, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of your RSUs or other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in your favor, may be collected, recorded, held, used and disclosed for any purpose related to the administration and management of the Plan and in order to satisfy legal and regulatory requirements. You understand that the Company will keep your personal data in accordance with the rules set forth by Law No. 78-17, dated January 6, 1978, related to “software, files and liberties” (the “Law”). The Company will also take reasonable measures in order to protect your personal data and to observe the requirements set forth by the Commission Nationale de l’Informatique et des Libertés. Pursuant to the Law, you have the right to access, correct and request deletion of any of your personal data that is inaccurate, incomplete, ambiguous, obsolete or whose collection, use, communication or conservation is prohibited. You also understand that the Company and its Subsidiaries or Affiliates may transfer such information to any third party administrators, regardless of whether such persons are located within your country of residence, the European Economic Area or in countries outside of the European Economic Area, including the United States of America, where the rules protecting such data are less stringent than those applicable within the European Economic Area. You expressly consent and agree to the collection, holding, use, disclosure, transfer in electronic or other form, and processing of information relating to you and your participation in the Plan.
French translation:
     (d) PROTECTION DES DONNES PERSONNELLES. Les informations vous concernant ainsi que votre participation dans le Plan, y compris mais non limitativement, votre nom, votre adresse personnelle et numéro de téléphone, date de naissance, numéro de sécurité sociale, salaire, nationalité, intitulé de poste, toutes participations ou tous mandats détenus dans la Société, les renseignements sur le RSUs ou sur tout autre droit à des participations octroyées, annulées, exercées, disponibles ou non disponbiles ou en circulation en votre faveur, peuvent être rassemblées, enregistrées, détenues, utilisées et divulguées pour toute raison liée à l’administration et la gestion du Plan et afin de satisfaire aux exigences légales et réglementaires. Vous comprenez que la Société conservera vos données personnelles conformément aux règles posées par la Loi No. 78-17 du 7 janvier 1978 relative à “l’informatique, aux fichiers et aux libertés” (la “Loi”). La Société pendra également toutes les mesures raisonnables afin de protéger vos données personnelles et d’observer les exigences posées par la Commission Nationale de l’Informatique et des Libertés. En application de la Loi, vous bénéficiez d’un droit d’accès, de modification et de suppression de vos données personelles qui seraient incorrectes, incomplètes, ambigües, obsolètes ou dont la collecte, l’utilisation, la communication ou la conservation seraient prohibées. Vous comprenez également que la Société et ses Filiales ou Sociétés Affiliées peuvent transférer ces informations à des tiers administrateurs, peu importe que ces personnes soient situées dans votre pays de résidence, l’Espace Economique Européen ou dans des pays autres que l’Espace Economique Européen, y compris, les Etas-Unis d’Amérique, où les règles de protection de telles données personnelles sont moins contraingrantes que celles applicables dans l’Espace Economique Européen. Vous consentez expressément et vous acceptez la collecte, la détention, l’utilisation, la divulgation, le transfert sous forme électronique ou autre et plus généralement le traitement des informations vous concernant et concernant votre participation au Plan.
     (e) AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.
     (f) RIGHTS BEFORE YOUR RSUs ARE SETTLED. Except as provided in Section 3(g) of this Award Agreement, you will have none of the rights of a shareholder with respect to Shares underlying the RSUs unless and until you become the record holder of such Shares.
     (g) DIVIDEND EQUIVALENTS. You will be entitled to receive a dividend equivalent equal to any dividends declared and paid on each Share represented by a related RSU, subject to the same terms and conditions as the related RSU. A reasonable rate of interest, as determined by the Committee in its sole discretion, will be credited to you for any such amounts relating to cash dividends that are declared and paid during the period beginning on [Grant Date] and ending on the Settlement Date. Any dividend equivalents and interest described in this Section 3(g) will be distributed to you in accordance with Section 2(b) of this Award Agreement or forfeited, depending on whether or not you have met the conditions described in this Award Agreement and the Plan. Any such distributions will be made in (i) cash, for any dividend equivalents and interest relating to cash dividends and (ii) Shares, for any dividend equivalents relating to Share dividends.
     (h) BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive any RSUs and related dividend equivalents that vest before you die but are settled after you die. This may be done only on the attached Beneficiary Designation Form and by following the rules described in that Form. The Beneficiary Designation Form does not need to be completed now and is not required as a condition of receiving your Award. However, if you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
     (i) TRANSFERRING YOUR RSUs AND RELATED DIVIDEND EQUIVALENTS. Normally, your RSUs and related dividend equivalents may not be transferred to another person. However, as described in Section 3(h) of this Award Agreement, you may complete a Beneficiary Designation Form to name the person to receive any RSUs and related dividend equivalents that are vested before you die but are settled after you die. Also, the Committee may allow you to place your RSUs and related dividend equivalents into a trust established for your benefit or the benefit of your family. Contact [Third Party Administrator] at [TPA Telephone Number] or at the address given above if you are interested in doing this.
     (j) ELECTRONIC DELIVERY. The Company may, in its sole discretion, deliver any documents related to your RSUs and your participation in the Plan, or future awards that may be granted under the Plan, by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     (k) GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
     (l) OTHER AGREEMENTS. Your RSUs and related dividend equivalents will be subject to the terms of any other written agreements between you and the Company or any Affiliate or Subsidiary to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
     (m) ADJUSTMENTS TO YOUR RSUs. Subject to the terms of the Plan, your RSUs and related dividend equivalents will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Shares underlying your RSUs will be adjusted to reflect a stock split).
     (n) OTHER RULES. Your RSUs and related dividend equivalents are subject to more rules described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of the grant of RSUs and related dividend equivalents under this Award Agreement.
4. YOUR ACKNOWLEDGMENT OF AWARD CONDITIONS
By signing below, you acknowledge and agree that:
     (a) Copies of the Plan and the Plan Prospectus, as supplemented, have been made available to you;
     (b) You understand and accept the terms and conditions of your Award;
     (c) You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your Award or this Award Agreement to comply with any law; and
     (d) You must return a signed copy of this Award Agreement to the address given above before [Date 30 Days After Grant Date].

[Grantee’s Name] By: ________________________________________ Date signed: _________________________________	THE SCOTTS MIRACLE-GRO COMPANY By: ________________________________ [Name of Company Representative] [Title of Company Representative] Date signed: _________________________